Exhibit 4.6

FORM OF REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of June 19, 2017, by and among FirstSun Capital Bancorp, a Delaware corporation (formerly named Sunflower Reincorporation Sub, Inc., the “Company”), the stockholders listed on Exhibit A hereto (each, a “Significant Investor,” and collectively, the “Significant Investors”) and the stockholders listed on Exhibit B hereto (each, an “Investor,” and collectively, the “Investors”).

RECITALS

WHEREAS, on July 28, 2016, the Company entered into that certain Merger Agreement, by and among the Company, Sunflower Financial, Inc. (“Sunflower Financial”), Strategic Growth Bank Incorporated (“SGB”), Strategic Growth Bancorp Incorporated (“Strategic”), and First National Bancorp Incorporated (“FNB”), pursuant to which, on the date hereof and following the merger of Sunflower Financial with and into the Company, each of SGB, Strategic, and FNB merged with and into the Company (collectively, the “Mergers”);

WHEREAS, prior to the Mergers, Strategic and certain of its stockholders were parties to that certain Registration Rights Agreement, dated as of January 4, 2012 (as amended from time to time, the “Strategic Registration Rights Agreement”); and

WHEREAS, the parties hereto wish to enter into this Agreement to, among other things, terminate and supersede the Strategic Registration Rights Agreement and to provide certain registration rights for the Investors following the Mergers.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

I.             Registration Rights.

1.             Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which national banks located in the State of New York or the State of Colorado are authorized or required by law to close.

“Commission” means the U.S. Securities and Exchange Commission or any successor agency thereto.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company Securities” means the Common Stock and any other equity securities of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Holder” means (a) any Significant Investor holding Registrable Securities, (b) any Investor holding Registrable Securities and (c) any Person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with Section I.10 hereof.

“Internal Expenses” means all internal expenses of the Company, including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expenses of independent accountants in connection with an annual audit and the fees and expenses of any other Person, including special experts, retained by the Company other than in effecting any registration pursuant to this Agreement or otherwise complying with its obligations under this Agreement.

“IPO” means the initial public offering of the Common Stock that is effected pursuant to a Registration Statement filed with, and declared effective by, the Commission.

“Person” means any individual, limited liability company, partnership, joint venture, corporation, trust, association, unincorporated organization, joint stock company, governmental entity or any department or agency thereof and other entity of any nature whatsoever.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

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“Registrable Securities” shall mean shares of Common Stock and any other equity securities issued or issuable with respect to the shares of Common Stock by way of share split, share dividend, recapitalization, exchange, merger, consolidation, reorganization or similar event; provided, however, that shares of Common Stock held by a Holder shall cease to be Registrable Securities when such securities (a) have been sold to or through a broker or dealer or underwriter in a public distribution pursuant to an effective registration statement, (b) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto have been removed upon the consummation of such sale, (c) have been sold in a private transaction pursuant to which the registration rights are not also assigned to the transferee in accordance with Section I.10 hereof, or (d) are transferred to any Person who does not assume the rights under this Agreement in accordance with Section I.10 hereof. In addition, shares of Common Stock held by a Holder, other than a Significant Investor (which, for this purpose only, shall be deemed to include each of BlackRock Global Opportunities Equity Trust, BlackRock Global Opportunities Portfolio of BlackRock Funds, BlackRock Global Opportunities V.I. Fund of BlackRock Variable Series Funds Inc., and BlackRock U.S. Opportunities Portfolio, a series of BlackRock Funds), shall cease to be Registrable Securities after the IPO when such securities are eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

“Registration Expenses” shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or Prospectus becomes effective or final) or otherwise complying with its obligations under this Agreement, including, without limitation, all registration, qualification, listing and filing fees, printing expenses, messenger and delivery expenses, escrow fees, fees and disbursements of counsel for the Company, “blue sky” fees and expenses, fees and disbursements of one counsel for the Holders (which counsel shall be chosen by Holders representing a majority interest in the Registrable Securities being registered), expenses incurred by the Company in connection with any “road shows,” and the expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), but shall not include Selling Expenses.

“Registration Statement” shall mean any registration statement of the Company under the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Rule 144” means Rule 144 as promulgated under the Securities Act, as may be amended from time to time, or any successor rule that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of the Registrable Securities being registered by the Holders.

“Stockholders’ Agreement” shall mean the Stockholders’ Agreement, dated as of the date hereof, by and among the Company and the stockholders named therein.

2.             Demand Registration.

(a)           Requests for Registration.

(i)             Subject to the following paragraphs of this Section I.2, on or after the earlier of (A) the second (2nd) anniversary of the date hereof and (B) six (6) months following the effective date of an IPO, each Significant Investor shall have the right, by delivering a written notice to the Company, to require the Company to register, pursuant to the terms of this Agreement, under and in accordance with the provisions of the Securities Act, the number of Registrable Securities requested to be so registered pursuant to the terms of this Agreement; provided, that no Significant Investor(s) shall have the right to require the Company to register Registrable Securities under this Section I.2 unless (1) the aggregate number of shares of Common Stock held by the Significant Investor(s) joining in the making of such request is at least (x) prior to an IPO, twenty percent (20%) of the total number of issued and outstanding shares of Common Stock or (y) following an IPO, ten percent (10%) of the total number of issued and outstanding shares of Common Stock, in each case, as of the date of the written notice (any such written notice, a “Demand Notice” and any such registration, a “Demand Registration”) and (2) either (A) the anticipated aggregate offering price of the Registrable Securities to be included in the registration, net of underwriting discounts and commissions, equals or exceeds $25 million or (B) the aggregate number of shares of Common Stock to be included in the registration equals or exceeds ten percent (10%) of the total number of issued and outstanding shares of Common Stock as of the date of the Demand Notice; provided, however, that the Company shall not be obligated to file a Registration Statement (x) relating to any registration request under this Section I.2 within a period of one hundred eighty (180) days after the effective date of any other Registration Statement relating to any registration request under this Section I.2 and any request for registration during such period shall be of no force or effect or (y) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act. Following receipt of a Demand Notice for a Demand Registration in accordance with this Section I.2, the Company shall use its commercially reasonable efforts to file a Registration Statement as promptly as practicable and shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof (which Registration Statement may be, at the option of such Significant Investors making the Demand Registration, a shelf registration statement filed on Form S-3 (or other available form that permits forward incorporation of reports filed pursuant to the Exchange Act)).

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(ii)            Within twenty (20) days after receipt by the Company of a Demand Notice in accordance with this Section I.2, the Company shall give written notice (the “Notice”) of such Demand Notice to all other Holders and shall, subject to the provisions of Section I.2 hereof, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within fifteen (15) days after such Notice is given by the Company to such Holders.

(iii)           All requests made pursuant to this Section I.2 shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof.

(iv)           The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration until the earlier of (A) the expiration of the period ending one hundred eighty (180) days after the effective date thereof, or (B) the date on which all Registrable Securities included in such Registration Statement have actually been sold; provided that, the Company shall use its commercially reasonable efforts to keep any shelf registration statement filed on Form S-3 (or other available form that permits forward incorporation of reports filed pursuant to the Exchange Act) continuously effective until such time as each of the Registrable Securities registered pursuant to such shelf registration statement has been sold in one or more Shelf Underwritten Offerings (as defined below) or otherwise.

(b)           Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter advises the Holders in writing that, in its view, the total number or dollar amount of Registrable Securities and other Company Securities proposed to be sold in such offering (including, without limitation, Company Securities proposed to be included by the Company in such offering) is such as to adversely affect the success of such offering, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and other Company Securities that in the good faith opinion of such managing underwriter can be sold without adversely affecting such offering, and such number of Registrable Securities and other Company Securities shall be allocated as follows, unless the underwriter requires a different allocation:

(i)             first, pro rata among the Holders on the basis of the number of Registrable Securities requested to be included in such Registration Statement by such Holders; and

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(ii)            second, any other Company Securities proposed to be registered for the account of the Company.

For purposes of any underwriter cutback, Registrable Securities shall also include any Registrable Securities held by the partners, retired partners, stockholders or affiliates of the Holders, or the estates and family members of any such Holder or such partners and retired partners, any trusts for the benefit of any of the foregoing persons and, at the election of such Holder or such partners, retired partners, trust or affiliates, any charitable organization, in each case to which any of the foregoing shall have distributed, transferred or contributed Registrable Securities prior to the execution of the underwriting agreement in connection with such underwritten offering; provided that such distribution, transfer or contribution occurred not more than ninety (90) days prior to such execution, and such Holder and other persons shall be deemed to be a single selling Holder, and any pro rata reduction (unless the managing underwriter requires a different allocation) with respect to such selling Holder shall be based upon the aggregate amount of Registrable Securities owned by all entities and individuals included in such selling Holder, as defined in this sentence. No Registrable Securities or other Company Securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such Registration Statement. The Company shall not limit the number of shares of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares of stock issued to employees, officers, directors, founders, or consultants pursuant to the Company’s equity incentive plans.

(c)           Postponement or Suspension of Registration. The Company shall be entitled to postpone the filing of a Registration Statement (or any amendment or supplement thereto), or may suspend the registration process and/or any Holder’s ability to use a Prospectus, at any time (but not to exceed two (2) times in any twelve (12) month period) when the Company, in the good faith judgment of its Board, reasonably believes that (i) the continuation of the registration process thereof at the time requested would materially and adversely affect a pending or proposed material financing or a material acquisition, merger, recapitalization, consolidation, reorganization or similar transaction, or negotiations, discussions or pending proposals with respect thereto or (ii) the Registration Statement and any Prospectus would, in the Company’s judgment, contain a material misstatement of fact or omission as a result of an event that has occurred or is continuing. The filing of a Registration Statement (or any amendment or supplement thereto) by the Company cannot be postponed, and the Holders’ rights to make sales pursuant to an effective Registration Statement cannot be suspended, pursuant to the provisions of the preceding sentence, (A) in the case of clause (i) above, for more than ten (10) days after the abandonment or consummation of any of the proposals or transactions set forth in such clause (i), (B) in the case of clause (ii) above, following such time as the Company no longer believes, in its judgment, that the Registration Statement and any Prospectus would contain a material misstatement of fact or omission as a result of an event that has occurred or is continuing; provided that the Company will use its reasonable best efforts to update the disclosure in such Registration Statement and Prospectus (whether by amendment or by incorporation by reference) as soon as practicable such that the Registration Statement and Prospectus will not contain a material misstatement of fact or omission, or (C) in any event, in the case of either clause (i) or clause (ii) above, for more than ninety (90) days after the date of the Board’s determination; provided, further that the Company may not suspend any Holder’s ability to use a Prospectus pursuant to this Section I.2(c) for more than an aggregate of one hundred twenty (120) days in any three hundred sixty-five (365) day period. The Company shall give notice to the selling Holders that the registration process has been suspended and upon notice duly given pursuant to Section II.4, each selling Holder agrees not to sell any Registrable Securities pursuant to any Registration Statement until such selling Holder’s receipt of copies of the supplemented or amended Prospectus, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company shall not specify the nature of the event giving rise to a suspension in any notice to the selling Holders of the existence of such a suspension. If the Company shall so postpone the filing of a Registration Statement, the Holder who requested such registration pursuant to Section I.2 shall have the right to withdraw the request for registration by giving written notice to the Company (which shall promptly forward such notice to any other Holders participating in such proposed offering) at any time prior to the anticipated termination date of the postponement period, as provided in the notice delivered to the Holders. If the Company suspends the selling Holders’ rights to make sales pursuant hereto, the applicable registration period shall be extended by the number of days of such suspension.

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(d)           Number of Demand Notices. In connection with the provisions of this Section I.2, each Significant Investor shall have the right to deliver (or cause to be delivered) up to five (5) Demand Notices to the Company hereunder. No Demand Registration shall be deemed to have occurred for purposes of this Section I.2(d) if the Registration Statement relating thereto (i) does not become effective, (ii) is not maintained effective for the period required pursuant to this Section I.2, (iii) the offering of the Registrable Securities pursuant to such Registration Statement is subject to a stop order, injunction, or similar order or requirement of the Commission during such period, or (iv) less than seventy-five percent (75%) of the Registrable Securities included in a Significant Investor’s Demand Notice to be registered in a Registration Statement have been sold pursuant to such Registration Statement (including as a result of the allocation set forth in Section I.2(b)).

(e)                Revocation of Demand Notice. At any time before the effective date of the Registration Statement relating to a registration of Registrable Securities, the Significant Investor giving the Demand Notice with respect to such Demand Registration may revoke such request without liability to itself or to any of the other Holders requesting registration, by providing notice to the Company revoking such request; provided, however, that if another Significant Investor has requested to include Registrable Securities in such Registration Statement pursuant to Section I.2(a)(ii) and such other Significant Investor has not exercised all of its rights to give Demand Notices in accordance with Section I.2(d), then such other Significant Investor can elect to have such registration continue (in which case such registration will count as a Demand Notice for such other Significant Investor and such Significant Investor shall have all rights related to a Significant Investor who provides a Demand Notice). If a Significant Investor requesting registration revokes such request, such request shall be considered to be a Demand Registration in accordance with Section I.2(d) unless (i) such revocation was made in accordance with Section I.2(c), (ii) such revocation was based upon material adverse information relating to the Company that is different from the information known or available (upon request from the Company or otherwise) to the Holders requesting registration at the time of their request for registration under Section I.2, (iii) the revoking Significant Investor reimburses the Company for all reasonable out-of-pocket expenses incurred by the Company (excluding, for the avoidance of doubt, any Internal Expenses) related to such revoked request or (iv) another Significant Investor elects to continue the relevant registration (in which case, it shall count as a Demand Notice for such other Significant Investor).

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(f)            Registration Statement Form. If any registration requested pursuant to this Section I.2 which is proposed by the Company to be effected by the filing of a Registration Statement on Form S-3 (or any successor or similar short-form registration statement) shall be in connection with an underwritten public offering, and if the managing underwriter shall advise the Company in writing that, in its opinion, the use of another form of Registration Statement is of material importance to the success of such proposed offering or is otherwise required by applicable law, then such registration shall be effected on such other form.

3.             Piggyback Registration.

(a)             Right to Piggyback. If the Company proposes to file a Registration Statement with respect to an offering of any Company Securities, whether or not for sale for its own account (other than a Registration Statement (A) on Form S-4, Form S-8 or any successor forms thereto or (B) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan), then, each such time, the Company shall give prompt written notice of such proposed filing at least twenty (20) days before the anticipated filing date (the “Piggyback Notice”) to all Holders. The Piggyback Notice shall offer the Holders the opportunity to include (or cause to be included) in such Registration Statement the number of Registrable Securities as each such Holder may request (a “Piggyback Registration”). Subject to Section I.3(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after notice has been given to the Holders. The eligible Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two (2) Business Days prior to the effective date of such Piggyback Registration. The Company shall not be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration beyond the earlier to occur of (x) one hundred eighty (180) days after the effective date thereof and (y) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Notwithstanding anything to the contrary set forth herein, if such Piggyback Registration involves an underwritten public offering, each Holder requesting Piggyback Registration must sell its Registrable Securities to the selected underwriters on the same terms and conditions as apply to the Company or any other holders of Company Securities on whose behalf the Piggyback Registration was initiated. If at any time after giving notice of its intention to register any Company Securities pursuant to this Section I.3(a) and before the effective date of such Registration Statement, the Company shall determine for any reason not to register the Company Securities it had proposed to register, the Company shall give notice to all Holders requesting Piggyback Registration and, thereupon, the Company shall be relieved of its obligations to register any securities to be registered at such time pursuant to this Section I.3(a). No registration effected under this Section I.3(a) shall relieve the Company of its obligations to effect a Demand Registration to the extent required under Section I.2; provided, however, that the Company shall not be obligated to effect a Demand Registration during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration initiated by the Company; provided that the Company is actively employing in good faith reasonable best efforts to cause such Registration Statement to become effective and that the Company’s estimate of the date of filing such Registration Statement is made in good faith.

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(b)             Priority on Piggyback Registrations. The Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders who have submitted a Piggyback Notice in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Notice on the same terms and conditions as any other Company Securities included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering have informed the Company in writing that it is their good faith opinion that the total amount of Company Securities that such Holders and the Company intend to include in such offering is such as to adversely affect the success of such offering, then the amount of securities to be offered in such registration shall be reduced to the extent necessary to reduce the total amount of Company Securities to be included in such offering to the amount recommended by such managing underwriter or underwriters and such number of Registrable Securities and other Company Securities shall be allocated as follows:

(i)             Priority on Company Registrations. If a Piggyback Registration is not a Demand Registration: (A) first, the Company Securities the Company proposes to sell, and (B) second, the Registrable Securities requested to be included in such registration, pro rata among the Holders requesting registration pursuant to Section I.3(a) on the basis of the number of shares of Registrable Securities requested to be included in such Registration Statement by such Holders; and

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(ii)           Priority on Demand Registrations. If a Piggyback Registration is an underwritten Demand Registration on behalf of a Significant Investor, Registrable Securities and other Company Securities shall be allocated as set forth in Section I.2(b) hereof.

(c)            Demand Registrations vs. Piggyback Registrations. Nothing in this Section I.3 is intended to limit the rights set forth in Section I.2 in the event the Piggyback Registration is also a Demand Registration. In such a case, in the event of a conflict between Section I.2 and Section I.3, Section I.2 will prevail.

4.             Shelf Take-Downs. At any time that a shelf registration statement covering Registrable Securities pursuant to Section I.2 or Section I.3 is effective, if any Significant Investor or group of Significant Investors delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included by it on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Registrable Securities by any other Holders pursuant to this Section I.4). In connection with any Shelf Underwritten Offering:

(a)            such proposing Significant Investor(s) shall also deliver the Take-Down Notice to all other Holders included on such shelf registration statement and permit each such other Holder to include such Registrable Securities or Company Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other Holder notifies the proposing Significant Investors and the Company within five (5) Business Days after delivery of the Take-Down Notice to such other Holders; and

(b)           in the event that the managing underwriter advises the Significant Investors and the other Holders in writing that, in its view, the total number or dollar amount of Registrable Securities and other Company Securities proposed to be sold in such Shelf Underwritten Offering is such as to adversely affect the success of such offering, the managing underwriter may limit the number of securities which would otherwise be included in such take-down offering in the same manner as described in Section I.2(b) with respect to a limitation of securities to be included in a registration.

5.             Registration Procedures. Subject to Section I.2(c), if and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section I.2 and Section I.3 hereof, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

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(a)            prepare and file with the Commission a Registration Statement on such form as shall be available for the sale of the Registrable Securities by the applicable Holders thereof or by the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein (including by means of a shelf registration statement pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such registration); provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference, other than any report filed pursuant to the Exchange Act that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Holders of the Registrable Securities covered by such Registration Statement, the counsel to such Holders and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors, in all cases subject to Section I.5(l) below;

(b)           prepare and file with the Commission such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act;

(c)            furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the Registration Statement, preliminary Prospectus, final Prospectus, and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

(d)           notify each selling Holder, its counsel (to the extent such counsel has been identified to the Company in writing) and the managing underwriters, if any, when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made, and at the request of any such selling Holder, prepare and furnish to such selling Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances under which they were made;

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(e)            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest date reasonably practical;

(f)             if requested by the managing underwriters, if any, or any Significant Investor, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Significant Investor may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section I.5(f) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(g)            use commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the selling Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(h)           cause all the Registrable Securities covered by such Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(i)             provide a transfer agent and registrar for all Registrable Securities covered by such Registration Statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(j)             use commercially reasonable efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “cold comfort” letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities (to the extent the then-applicable standards of professional conduct permit said letter to be addressed to the Holders);

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(k)           with respect to any sale of Registrable Securities pursuant to a firm commitment underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) reasonably requested by any Holder or by the managing underwriters, if any, to expedite or facilitate the disposition of such Registrable Securities, and in such connection, make such representations and warranties to the selling Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and, if true, confirm the same if and when requested;

(l)            make available for inspection by a representative of the selling Holder, any underwriter participating in any such disposition of Registrable Securities and any attorneys or accountants retained by such selling Holders or underwriter, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Persons unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is required by law or applicable legal process, or (iii) such information becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Person. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (to the extent permitted by law) and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of law;

(m)          cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the registration statement (including, without limitation, participation in “road shows”); and

(n)           cooperate with each selling Holder and any underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”).

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6.             Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them, and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in Section I.2 or I.3, and the Company may exclude from registration the Registrable Securities of any Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Furthermore, the Company shall have no obligation with respect to any registration requested pursuant to Section I.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares of Common Stock held by the remaining Significant Investor(s) joining in the making of the applicable request for registration or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the applicable threshold for such amount required to originally trigger the Company's obligation to initiate such registration as specified in Section I.2.

7.             Indemnification.

(a)            To the extent permitted by law, the Company will indemnify each Holder, each of its officers, directors, partners, legal counsel, and accountants, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular, or other document (including any related registration statement, notification, or the like), or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, and the Company will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants, and each Person controlling such Holder, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending, or settling any such claim, loss, damage, liability, or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling Person, or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section I.7 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

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(b)            To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants, and each underwriter, if any, of the Company’s securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of their officers, directors, and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed); and provided that that in no event shall any indemnity under this Section I.7 exceed the net proceeds actually received by such Holder in such offering.

(c)           Each party entitled to indemnification under this Section I.7 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld, conditioned or delayed), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

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(d)           If the indemnification provided for in this Section I.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any claim, loss, damage, liability, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such claim, loss, damage, liability, or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact related to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section I.7 were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above. In no event shall any contribution by a Holder under this Section I.7 exceed the net proceeds actually received by such Holder in such offering.

(e)            The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, and liabilities referred to above in this Section I.7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section I.7(c). No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g)           The obligations of the Company and Holders under this Section I.7 shall survive the completion of any offering of Registrable Securities pursuant to an effective registration statement.

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8.             Expenses of Registration. All Registration Expenses shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such registered securities included in such registration pro rata on the basis of the number of such registered securities so registered by such Holders.

9.             Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the restricted securities to the public without registration after such time as a public market exists for the Common Stock, the Company agrees to use commercially reasonable efforts to:

(a)            make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)            file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)            so long as a Holder owns any restricted securities of the Company, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of any other reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

10.           Transfer of Registration Rights. The rights to cause the Company to register securities granted to any Holder may be assigned by such Holder only to a transferee or assignee of Registrable Securities, provided that the Company is given written notice at the time of or within a reasonable time after said assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and, provided further, that the assignee of such rights assumes in writing the obligations of such Holder under this Agreement. Notwithstanding anything in the preceding sentence to the contrary, no transferee or assignee of Registrable Securities from a Holder shall succeed to the rights of such Holder under this Agreement unless (i) such transferee or assignee becomes the holder of at least one-half of one percent (0.5%) of the issued and outstanding shares of Common Stock on the date of transfer or (ii) such Holder is transferring all of the Registrable Securities held by such Holder; provided, however, that any Permitted Transferee (as defined in the Stockholders’ Agreement) of a Holder shall succeed to the rights and obligations of such Holder without regard for the minimum Common Stock ownership requirement set forth above.

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11.           Standoff Agreement.

(a)            Each Holder agrees, in connection with any underwritten offering of Company Securities pursuant to a Registration Statement (whether or not such Holder elected to include Registrable Securities in such Registration Statement), if requested (pursuant to a written notice) by the managing underwriter or underwriters in such underwritten offering, not to effect any public sale or distribution of any Registrable Securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, or to make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company (any such sale, grant, loan or disposition of Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, a “Covered Sale”), other than to an affiliate or other Holder that has agreed to the same restriction, without the prior written consent of the Company or the managing underwriter, as the case may be, or to give any Demand Notice during the period commencing on the date of the request (which shall be no earlier than seven (7) days prior to the expected “pricing” of such offering) and continuing for not more than one hundred eighty (180) days (with respect to the IPO) or ninety (90) days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf registration), or such shorter time as shall be required by the managing underwriter, pursuant to which such public offering shall be made; provided that (i) each Holder will agree to such restricted period only if the Company and all executive officers and directors of the Company enter into similar agreements, and the Company has used reasonable best efforts to cause all other holders of (A) in connection with an IPO, at least one percent (1%) of the Company’s voting securities or (B) in connection with any other offering, at least five percent (5%) of the Company’s voting securities, as the case may be, to enter into similar agreements and (ii) if the Company shall, in whole or in part, release any Holder from its obligations hereunder in connection with a given offering (other than any release to a Holder to sell Registrable Securities with aggregate value of less than $1,000,000), the Company shall similarly release all other Holders on a pro rata basis, provided, further, that any restrictions requested (pursuant to a written notice) by the managing underwriter or underwriters pursuant to this Section I.11(a) shall not (x) prohibit Covered Sales to the extent that the securities sold, granted, loaned or disposed of were purchased either (1) pursuant to an IPO or (2) in open market trading transactions occurring after an IPO or (y) apply, except in the case of ‘requests in connection with the IPO, to Covered Sales made by an “investment company” (as that term is defined in Section 3 of the Investment Company Act of 1940 (the “‘40 Act”)) that is registered under the ‘40 Act that, together with any other Person that may be affiliated with such investment company, has a Consolidated Voting Stock Ownership Percentage (as that term is defined in the Stockholders’ Agreement) of less than 5%.

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(b)           In connection with any underwritten offering of Company Securities pursuant to a Registration Statement, if requested (pursuant to a written notice) by the managing underwriter or underwriters in such underwritten offering, the Company shall not, and the Company shall cause its executive officers and directors not to, effect any public sale or distribution of any shares of the Common Stock (except as part of such underwritten offering), including a sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company, without the prior written consent of the managing underwriter during the period commencing on the date of the request (which shall be no earlier than seven (7) days prior to the expected “pricing” of such offering) and continuing for not more than one hundred eighty (180) days (with respect to the IPO) or ninety (90) days after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a shelf registration), or such shorter time as shall be required by the managing underwriter, pursuant to which such public offering shall be made; provided, however, that the foregoing restrictions shall not apply to (i) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering so long as no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (ii) transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock as a bona fide gift, or (iii) surrenders to the Company or sales into the market of portions of a stockholder’s shares of Common Stock necessary to effect the cashless exercise of any options or other convertible securities to purchase Common Stock; provided that in the case of any transfer or distribution pursuant to clause (ii), each donee or distributee shall sign and deliver a lock-up agreement containing restrictions substantially similar to those set forth in this Section I.11(b).

12.           Termination of Rights. The rights of any particular Holder to cause the Company to register Registrable Securities under Sections I.2, I.3 and I.4 (and to maintain such registration) shall terminate with respect to such Holder on the date such Holder no longer holds any Registrable Securities.

13.            Limitation on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of each Significant Investor and each Investor, enter into any agreement with any holder or prospective holder of any security of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Significant Investors and the Investors hereunder, or which would reduce the amount of Registrable Securities the Significant Investors and/or the Investors can include in any registration statement filed pursuant to Section I.2, I.3 or I.4 hereof, unless such rights are subordinate in all respects to those of the Significant Investors and the Investors.

14.           Qualification on Form S-3. After an IPO, the Company shall use commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form.

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II.            Miscellaneous.

1.             Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of Delaware. Each party, unless otherwise prohibited by statute, hereto hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of any Delaware state court in New Castle County, or federal court of the United States of America, sitting within New Castle County, Delaware, and any respective appellate court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each party, unless otherwise prohibited by statute, hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding except in such courts; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware state court or, to the extent permitted by law, in such federal court; (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware state or federal court; and (d) waives, to the fullest extent permitted by law, the defense of lack of personal jurisdiction or an inconvenient forum to the maintenance of such action or proceeding in any such Delaware state or federal court. Each party hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party, unless otherwise prohibited by statute, hereto hereby irrevocably consents to service of process in the manner provided for notices in Section II.4. Nothing in this Agreement shall affect the right of any party to serve process in any other manner permitted by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

2.             Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided by this Agreement.

3.             Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. For the avoidance of doubt, the parties hereto that were parties to the Strategic Registration Rights Agreement hereby agree, in accordance with the terms thereof, that this Agreement terminates and supersedes the Strategic Registration Rights Agreement in its entirety. Subject to the provisions of Section II.9 below, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought, unless otherwise provided.

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4.             Notices. All notices, requests, demands, claims and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile or email (with written confirmation of transmission); the Business Day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service; and five (5) Business Days after the date mailed by certified or registered mail, postage prepaid, if sent by certified or registered mail, return receipt requested. For the Significant Investors and the Investors, such Significant Investor or Investor’s address will be deemed to be the address set forth in the Stockholders’ Agreement, or such other address as the Significant Investor or Investor (as applicable) shall have specified in a prior written notice to the Company. The Company’s address as of the date hereof is:

FirstSun Capital Bancorp

3025 Cortland Circle

Salina, Kansas

Attention: Mollie H. Carter

(785) 827-5564 (phone)

(785) 826-2275 (fax)

MollieC@sunflowerbank.com

with a copy (which shall not constitute notice to the Company) to:

Nelson Mullins Riley & Scarborough LLP

Atlantic Station

201 17th Street NW, Suite 1700

Atlanta, Georgia 30363

Attention: J. Brennan Ryan

(404) 322-6000 (phone)

(404) 322-6050 (fax)

brennan.ryan@nelsonmullins.com

Any party hereto may change the address to which notices, requests, demands, claims, and other communications required or permitted hereunder are to be delivered by giving the other party notice in the manner herein set forth.

5.             Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Investor upon any breach or default of the Company under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing or as provided in this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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6.             Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

7.             Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.

8.              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.             Amendment and Waiver. Any provision of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (a) the Company, (b) the Significant Investors and (c) the Holders of at least a majority of the Registrable Securities outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Significant Investors whose Registrable Securities are being sold pursuant to a Registration Statement must be given by each Significant Investor with Registrable Securities being sold pursuant to such Registration Statement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the parties hereto. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Significant Investors or the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Significant Investor or any Investor.

10.           Rights of the Parties. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

11.            Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

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12.           Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[THIS SPACE LEFT BLANK INTENTIONALLY]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIRSTSUN CAPITAL BANCORP

By:
Name:
Title:

Registration Rights Agreement Signature Page